As filed with the Securities and Exchange Commission on December 18,
1996
                                         Registration No. 333-10525
______________________________________________________________________
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                            Post-Effective
                            Amendment No. 1
                                 to
                              FORM S-4
                         REGISTRATION STATEMENT
                               Under
                       The Securities Act of 1933

                ASSOCIATED WHOLESALE GROCERS GROUP, INC.
       (Exact name of registrant as specified in its charter)

   Kansas                               5141                48-1189356
(State or other jurisdiction     (Primary Standard Industrial (I.R.S.
of incorporation or organization)Classification Code Number)
                                               Identification
                                                               No.)
                          5000 Kansas Avenue
                       Kansas City, Kansas 66106
                           (913) 288-1000
(Address including zip code, of Registrant's principal executive officer)

                     FRANCES PELLEGRINO PUHL, ESQ.
                        5000 Kansas Avenue
                     Kansas City, Kansas 66106
                          (913) 288-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                             Copies to:
                       SHARI L. WRIGHT, ESQ.
            Blackwell Sanders Matheny Weary & Lombardi L.C.
                       Two Pershing Square
                      2300 Main, Suite 1100
                    Kansas City, Missouri 64108
                       (816) 274-6800


     Approximate date of commencement of proposed sale to the public:

The sale of securities pursuant to this Registration Statement was conditioned upon the approval by the shareholders of Associated
Wholesale Grocers, Inc. of an Agreement and Plan of Merger with the Registrant, which condition was not satisfied. Therefore, no sales of securities pursuant to this Registration Statement will occur.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ____

______________________________________________________________________

     The Registrant hereby removes from registration by the means of this Post-Effective Amendment No. 1 the 25,000,000 Shares which remain unsold at the termination of the offering in accordance with its undertaking pursuant to Regulation S-K Item 512(a)(3).

                          SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement or Amendments thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, and State of Kansas on the 18th day of December, 1996.

                             ASSOCIATED WHOLESALE GROCERS GROUP, INC.


                                  /s/ Mike DeFabis
                             By:_____________________________________
                                Mike DeFabis, President and Chief
                                Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed below by the following persons in the capacities and on the dates indicated.


Signature                    Title                 Date
_________                    ______                _____



/s/ Mike DeFabis
___________________________  President, Chief      December 18, 1996
Mike DeFabis                 Executive Officer
                             and Director
                             (Principal Executive
                             Officer)

/s/ Gary Phillips
___________________________  Executive Vice        December 18, 1996
Gary Phillips                President of Finance
                             and Administration and
                             Chief Financial Officer
                             (Principal Financial and
                             Accounting Officer)


/s/ Doug Carolan
 ___________________________ Director             December 18, 1996
Doug Carolan*


/s/ J. Fred Ball
___________________________  Director             December 18, 1996
J. Fred Ball*

/s/ James Queen
___________________________  Director               December 18, 1996
James Queen*


/s/ Donald Woods, Jr.
___________________________  Director               December 18, 1996
Donald Woods, Jr.*

_______________

*Executed by Mike DeFabis as attorney-in-fact